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                                                                   EXHIBIT 10.22

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is entered into as of December 3, 2001 by and between Paradigm Genetics, Inc., a Delaware corporation (the "Buyer") and PE Corporation (NY), a New York corporation, acting through its Celera Genomics Group (the "Seller").

     WHEREAS, Celera AgGen is a business unit within the Celera Genomics division of the Seller;

     WHEREAS, PE AgGen, Inc. ("PE AgGen"), a Utah corporation, f/n/a Linkage Genetics, Inc., is a wholly-owned subsidiary of the Seller;

     WHEREAS, the Seller desires to sell and transfer to the Buyer and the Buyer desires to purchase and acquire from Seller certain assets and liabilities relating to the plant genotyping business of Celera AgGen (such business, assets and liabilities being the "Business") in exchange for shares of common stock of the Buyer and other valuable consideration as hereinafter provided;

     WHEREAS, contemporaneously with the execution of this Agreement, the parties are also entering into a Stock Purchase Agreement (as hereinafter defined);

     WHEREAS, contemporaneously with the Closing hereunder, the parties are entering into agreements with respect to the sublease of certain real estate and a Registration Rights Agreement (as hereinafter defined); and

     WHEREAS, the parties further desire by this Agreement to provide for certain continuing covenants of the Seller to and for the benefit of the Buyer, all as hereinafter provided.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

                    ARTICLE I -- PURCHASE AND SALE OF ASSETS
                    ----------------------------------------

     1.01 Transferred Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.06) the Seller (and to the extent necessary, PE AgGen) shall transfer to the Buyer free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions whatsoever (collectively, "Claims") all of the assets, properties, goodwill and rights owned by the Seller listed on Schedule 1.01, but excluding the Excluded Assets, as defined in
Section 1.02 (collectively, the "Transferred Assets"), all with the intention that the Business shall be transferred to the Buyer as a going concern.

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     The Seller (and to the extent necessary, PE AgGen) shall transfer the
Transferred Assets to the Buyer pursuant to a Bill of Sale in substantially the form attached hereto as Exhibit A (the "Bill of Sale") and such other documents
                        ---------
or instruments as the Buyer or its counsel may reasonably request.

     The Seller shall grant the Buyer a perpetual, royalty-free non-exclusive license to (a) the Seller's Laboratory Information Management System in the form of Exhibit B-1 (the "LIMS License") and (b) the Seller's SSR Discovery Pipeline Software in the form of Exhibit B-2 (the "SSR Software License"). The Seller shall cause PE AgGen, Inc. to assign to the Buyer its limited, non-exclusive sublicense from PE Applied Biosystems under certain patents owned by Roche Molecular Systems, Inc. in an assignment in the form of Exhibit B-3 (the "PCR License Assignment"). The Seller shall assign to the Buyer, or cause the applicable Affiliate of the Seller to assign to the Buyer, (a) the Seller's genescan software license in an assignment in the form of Exhibit B-4 (the "Genescan Software License Assignment") and (b) the Seller's genotyping software in an assignment in the form of Exhibit B-5 (the "SNP Software License Assignment", and together with the LIMS License, the SSR Software License, the PCR License Assignment and the Genescan Software License Assignment, the "Transferred Licenses").

     1.02 Excluded Assets. The Transferred Assets shall not include those assets identified or described on Schedule 1.02 (the "Excluded Assets").

     1.03 Consideration for the Transferred Assets.

     (a) Amount of Purchase Price. In consideration for the transfer of the
         ------------------------
Transferred Assets and the execution and delivery of the Related Agreements, and upon the terms and subject to the conditions set forth in this Agreement and the Stock Purchase Agreement, the Buyer will issue to the Seller the Common Shares, as such term is defined in the Stock Purchase Agreement.

     The purchase price shall be allocated among the Transferred Assets pursuant to Schedule 1.03. The Buyer and the Seller shall file all documents, including information returns, income tax returns and other similar documents with appropriate taxing authorities, and the Asset Acquisition Statement on Form 8594 required by Section 1060 of the Internal Revenue Code of 1986, as amended, consistent with the allocation set forth on Schedule 1.03.

     (b) Method of Payment of Purchase Price. The Common Shares shall be issued
         -----------------------------------
by the Buyer to the Seller in the manner set forth in the Stock Purchase Agreement.

     1.04 Further Assurances. At any time and from time to time after the Closing Date, at the request of the Buyer and without further consideration, the Seller (or to the extent necessary, PE AgGen or any other Affiliate of the Seller) will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Transferred Assets.

     1.05 Assumption of Liabilities. The only obligations and liabilities to be assumed by the Buyer in connection with its acquisition of the Transferred Assets (the "Assumed Liabilities") are (i)

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the obligations specified under the executory contracts and work orders listed on Schedule 1.05 (the "Assigned Contracts") (provided such contracts and work orders are assigned to the Buyer in writing by the Seller and the other parties thereto, if necessary, and provided such contracts and assignments are delivered on or prior to the Closing Date), other than obligations (A) arising thereunder as a result of any breach of or default under any such contract by the Seller prior to the Closing, or as to any continuing obligations of the Seller, after the Closing or (B) incurred on account of the operation of the Business by the Seller prior to the Closing Date; (ii) obligations for performance by the Buyer that arise after the Closing Date under the Transferred Licenses, other than obligations (A) arising thereunder as a result of any breach of or default by the Seller prior to the Closing, or as to any continuing obligations of the Seller, after the Closing or (B) incurred on account of the operation of the Business by the Seller prior to the Closing Date; (iii) accounts payable of the Seller (in an aggregate amount not to exceed $7,000) incurred in the ordinary course of business and which relate to inventories and supplies being transferred to the Buyer hereunder; and (iv) those liabilities and obligations of the Buyer arising out of its operation or ownership of the Transferred Assets after the Closing Date. Except for the Assumed Liabilities, the Buyer shall not assume or be responsible for any liabilities or obligations of the Seller, including any which relate in any manner to the operation of the Business prior to the Closing, and the Seller shall indemnify, defend, and hold the Buyer (and its Affiliates and their respective officers, directors and employees) harmless from all of such obligations and liabilities in accordance with and to the extent provided in Article VIII hereof. In furtherance of the foregoing, at the Closing, the Seller and the Buyer shall enter into one or more Assignment and Assumption Agreements in substantially the form attached hereto as Exhibit C
                                                                   ---------
(the "Assignment and Assumption Agreement").

     1.06 Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Articles VI and VII of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. simultaneously with the Closing under the Stock Purchase Agreement at 10 o'clock a.m. on December 7, 2001 or such other location, date and time as may be agreed upon by the parties (such date and time being called the "Closing Date"). At the
Closing:

     (a) The Seller shall deliver or cause to be delivered to the Buyer the following:

         (i)   The Bill of Sale;

         (ii) The certificates required by Sections 6.02 through 6.05 of this Agreement;

         (iii) The opinion of counsel required by Section 6.06 of this Agreement;

         (iv) A certificate of the Secretary of each of the Seller and PE AgGen, dated as of Closing Date, certifying as to (x) the accuracy and completeness of the Certificate of Incorporation and By-Laws of the Seller and PE AgGen, respectively, which shall be attached as exhibits thereto and
     (y) the incumbency of the officers of the Seller and PE AgGen, respectively executing this Agreement, the Related Agreements, and other documents, certificates and instruments delivered hereunder to which each is a party thereto;

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          (v)    Such books, data, documents, instruments and other records
     (including, without limitation, laboratory notebooks and other notes) in the possession of the Seller (collectively, "Records") relating to the Transferred Assets and/or Business (except that the Seller shall deliver copies rather than originals of those Records that Seller needs for its own operations and that do not relate solely to the Business);

          (vi) A certificate of recent date of the Secretary of State of the State of New York as to the legal existence and good standing of the Seller and a certificate of recent date of the Secretary of State of the State of Utah as to the legal existence and good standing of PE AgGen;

          (vii) All consents required pursuant to Section 6.01 of this Agreement;

          (viii) The Seller's Laboratory Information Management System (the "LIMS Software"), SSR Discovery Pipeline software (the "SSR Software"), genescan software, genotyping software and sequencher software in all forms currently held by the Seller; and

          (ix) Such other documents, instruments or certificates as shall reasonably be requested by the Buyer or its counsel to give effect to the transactions contemplated hereby.

     (b) The Buyer shall deliver or cause to be delivered to the Seller the following:

          (i)    The Common Shares;

          (ii) The certificates required by Sections 7.02 and 7.03 of this Agreement;

          (iii) A certificate of the Secretary of the Buyer, dated as of the Closing Date, certifying as to (x) the resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and transactions contemplated hereby, (y) the accuracy and completeness of the Certificate of Incorporation and By-Laws of the Buyer which shall be attached as exhibits thereto and (z) the incumbency of the officers of the Buyer;

          (iv) A certificate of recent date of the Secretary of State of Delaware as to the legal existence and good standing of the Buyer; and

          (v) Such other documents, instruments or certificates as shall reasonably be requested by the Seller or its counsel.

     (c) The parties shall deliver or cause to be delivered:

          (i) The Assignment and Assumption Agreement and the Transferred Licenses (to which each is a party);

          (ii) A sublease agreement with respect to 1756 Picasso Avenue, Suites H and K, Davis, California 95616 under two Standard Office Leases between the Seller and Haussler

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     Office Park, L.P. dated September 1, 1998 and June 15, 1994, respectively, in substantially the form attached hereto as Exhibit D (the "Sublease");
                                                  ---------

          (iii) A registration rights agreement in the form attached hereto as Exhibit E (the "Registration Rights Agreement"); and
     ---------

     (d) The Bill of Sale, the Assignment and Assumption Agreement, the Transferred Licenses, the Stock Purchase Agreement, the Sublease and the Registration Rights Agreement are together sometimes referred to herein as the "Related Agreements."

     1.07 Intentionally Left Blank.

     1.08 Nonassignable Contracts.

     (a) To the extent that any Assigned Contract is not capable of being assigned or transferred by the Seller to the Buyer pursuant to this Agreement without the consent, approval or waiver of a third party (a "TP Approval"), and such TP Approval is not obtained prior to the Closing, or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict in the absence of obtaining such a TP Approval, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer of any such Assigned Contract. Each of the Buyer and the Seller shall use reasonable efforts at its own expense to obtain such TP Approvals as soon as practicable after the Closing Date; provided that neither the Seller nor the Buyer shall be obligated to pay any money or grant additional consideration in order to obtain such TP Approvals.

     (b) Following the Closing Date, to the extent that any such TP Approvals are not obtained by the Seller with respect to any Assigned Contracts, the Seller shall remain a party to such Assigned Contracts until the applicable TP Approvals are obtained, and the Seller and the Buyer shall cooperate with each other to (i) provide to the Buyer the benefits, potential benefits and obligations of any such Assigned Contract, (ii) establish, to the extent practicable, arrangements, including subcontracting and the appointment of the Buyer as the agent of the Seller for purposes of such Assigned Contract, that are reasonable and lawful as to both the Seller and the Buyer, and which are designed to provide the Buyer with the benefits, potential benefits and obligations under such Assigned Contracts in accordance with the purpose and intention of this Agreement, and (iii) enforce, at the request of the Buyer for the account of the Buyer, any rights of the Seller arising from any such Assigned Contract (except as such would conflict with Section 1.09 below).

     1.09 Accounts Receivable. Payments by a customer of accounts receivable with respect to the Business for work completed and billed prior to the Closing Date ("Pre-Closing Work") received by the Buyer shall be paid over to the Seller by Buyer promptly upon receipt. Payments by a customer of accounts receivable in respect of the Business not constituting Pre-Closing Work ("Post-Closing Work") received by the Seller shall be paid over to the Buyer promptly upon receipt. Payments by a customer of accounts receivable with respect to the Business shall be allocated among Pre-Closing Work and Post-Closing Work on a first-in-first-out basis unless the customer otherwise indicates, and neither Buyer nor Seller shall encourage, by discounts (other than in the ordinary course) or otherwise, a customer to pay or allocate

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accounts receivable other than in the order in which billed. Notwithstanding the foregoing, the parties agree that the account receivable described on Schedule 1.02(n) shall be allocated to the Seller, and if received by the Buyer shall be paid over to the Seller by Buyer promptly upon receipt. In the event that payments by a customer are subject to refund, then the party which was paid and allocated the applicable payment shall be responsible for any such refund.

     1.10 Meaning of "Seller" in Certain Sections of this Agreement. In each of
Section 1.08, Article II (except for Section 2.01), Article IV, Section 5.02(b),
Article VI and Article VIII, the term "Seller" shall refer to PE AgGen together with PE Corporation (NY), a New York corporation, acting through its Celera Genomics Group. In the rest of this Agreement, the term "Seller" shall refer only to PE Corporation (NY), a New York corporation, acting through its Celera Genomics Group.

           ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE SELLER
           ----------------------------------------------------------

     The Disclosure Schedule attached hereto (the "Disclosure Schedule") identifies by Section and Subsection number any exception to a representation or warranty in this Article II. As an inducement to the Buyer to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, the Seller represents and warrants to the Buyer as follows:

     2.01 Organization; Subsidiaries. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and PE AgGen is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and each is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the Business or the character of the properties owned or leased by the Seller and/or PE AgGen relating to the Business or Transferred Assets requires such licensing or qualification, except where the failure to so qualify would not have a Material Adverse Effect (as defined in Section 2.06 below) on the Business or the Transferred Assets.

     2.02 Corporate Power and Authority. The Seller has the corporate power and authority to own and hold its properties relating to the Business or the Transferred Assets and to carry on the Business as it is currently conducted and proposed to be conducted. The Seller has the corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements, and the other agreements, documents and instruments contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Related Agreements and the other agreements, documents and instruments contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Seller. This Agreement, the Related Agreements and each of the other agreements, documents and instruments to be executed and delivered by the Seller have been, or when executed and delivered as contemplated herein will have been, duly executed and delivered by, and constitute the legal, valid and binding obligations of, the Seller, enforceable against the Seller, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability

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of equitable remedies is subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

     2.03 Validity, Etc. Neither the execution and delivery of this Agreement, the Related Agreements or the other agreements, documents and instruments contemplated hereby and thereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement, the Related Agreements and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of the Certificate of Incorporation or By-Laws of the Seller, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Seller (that are being assumed by the Buyer pursuant to this Agreement) or increase or otherwise affect the obligations of the Seller (that are being assumed by the Buyer pursuant to this Agreement) under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Seller (that are being assigned to or assumed by the Buyer pursuant to this Agreement) or to the Seller's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, (iv) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Business, the Transferred Assets or the Assumed Liabilities or (v) result in the creation of any adverse claim upon the Transferred Assets.

     2.04 Financial Tables. The Seller has previously furnished to the Buyer, and attached hereto as Schedule 2.04 are, the summary historical income table dated August 13, 2001 (the "Income Table"), the table of historical revenue by customer covering the fiscal year ended June 30, 2001 (the "Revenue Table") and the table of operations for the fiscal year ended June 30, 2001 (the "Operations Table," and together with the Income Table and the Revenue Table, the "Financial Tables"). The Financial Tables were prepared in accordance with sound accounting principles, consistently applied. The Financial Tables were prepared from the books and records of the Seller, which books and records are complete and correct in all material respects and accurately reflect all transactions of the Business. The Financial Tables accurately present the information purported to be contained therein as of the dates thereof. Since June 30, 2001, none of the business, prospects, financial condition, operations, property or affairs of the Business has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Seller has disclosed to the Buyer all material facts relating to the preparation of the Financial Tables, including the basis of accounting for affiliated transactions.

     2.05 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.05, the Seller does not have any liabilities or obligations (collectively, "Liabilities") of any nature whatsoever relating to the Business or the Transferred Assets, due or to become due, accrued, absolute, contingent or otherwise.

     2.06 Absence of Adverse Change; Conduct of Business. Since June 30, 2001,
(i) the Seller has conducted the Business only in the ordinary course of business consistent with past

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practice, (ii) there has been no material adverse change in the Business, the
Transferred Assets or the condition (financial or otherwise), results of operations or prospects of the Business (a "Material Adverse Effect") and (iii) there is no known condition or development of any kind existing, or which, so far as reasonably can be foreseen by the Seller, is likely to result in any such change. Without limiting the foregoing, since June 30, 2001, there has not occurred:

     (a) Any damage, destruction or loss to any Transferred Asset or Shared Asset (whether or not covered by insurance) that, individually or in the aggregate, would have a Material Adverse Effect;

     (b) Any change in the business or operations of the Business or in the manner of conducting the Business or sale or other disposition of any right, title or interest in or to any Transferred Assets or any revenues derived therefrom other than in the ordinary course of business;

     (c) Any increase in any compensation or benefits payable to any employees of the Seller set forth on Schedule 2.15, other than increases in the ordinary course of business consistent with past practice, or any payment or commitment by the Seller to pay any bonus, pension, award, severance, termination or other benefit to or for the benefit of any such employee of the Seller;

     (d) Any material adverse change in Transferred Assets or the business or prospects of the Seller with respect to the Business;

     (e) Any loan, advance, agreement, arrangement or transaction between the Seller and the employees of the Seller listed on Schedule 2.15, or any business or entity in which the Seller, its Affiliates, or to the Seller's knowledge, any such employee has any direct or indirect interest, except for compensation and advances made to employees for ordinary and customary business expenses in reasonable amounts in the ordinary course of the Business consistent with past practice;

     (f) Any (i) sale, assignment or transfer of any of the tangible assets that are or were material to the Business or that, except in the ordinary course of business consistent with past practice, are or were used exclusively in the Business, or, (ii) cancellation of any debt or claim owing to or owed by the Seller with respect to the Business, except in the ordinary course of business consistent with past practice;

     (g) Any sale, assignment, transfer or grant of any license or sublicense with respect to any patent, patent application, trademark, trade name, service mark, copyright, trade secret or other intangible asset used exclusively in or material to the Business;

     (h) Any material transaction with respect to the Business or the Transferred Assets, except for transactions that do not involve payments or expenditures by or to the Seller in excess of $15,000;

     (i) Any material amendment or modification of any material contract, agreement, franchise, permit, or license included in or relating to the Transferred Assets or otherwise relating to the Business; or

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     (j) Any commitment (contingent or otherwise) to do any of the foregoing.

     2.07 Intentionally Left Blank.

     2.08 No Broker or Finder. No broker, finder or other financial consultant has acted on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability.

     2.09 Taxes. Seller has filed or caused to be filed all tax returns (including information returns and reports) relating to the operation of the Business or the ownership or use of the Transferred Assets, except for any tax returns subject to extensions of time within which to file, for all periods ending on or before the Closing Date, and has paid or caused to be paid all taxes (other than taxes that are not yet due and payable or which are being contested in good faith), the non-filing or non-payment of which, as the case may be, could result in the imposition of a claim as against Buyer with respect to the Business or the Transferred Assets. Buyer shall have no liability as a transferee or successor, by operation of law, contract or otherwise, for any such taxes. For purposes hereof, the term "taxes" includes, without limitation, any and all income, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, accumulated earnings, property, sales, use, transfer, franchise, value added, fuel, alternative or add-on minimum, estimated and social security taxes and all interest and penalties thereon.

     2.10 Litigation. There is no (a) action, suit, claim, proceeding or investigation pending or, to the Seller's knowledge, threatened against or affecting the Business or the Transferred Assets (whether or not the Seller is a party or, to the Seller's knowledge, a prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Business or Transferred Assets or (c) governmental inquiry pending or, to the Seller's knowledge, threatened against or involving the Seller relating to the Business or Transferred Assets, and, to the Seller's knowledge, there is no reasonable basis for any of the foregoing. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Transferred Assets or the Business, and, to the Seller's knowledge, there are no facts or circumstances which are reasonably likely to result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Transferred Assets or the Business or the transactions contemplated hereby. The Seller is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign with respect to the Transferred Assets or the Business. There is no action or suit by the Seller or its Affiliates pending or threatened against others with respect to the Transferred Assets or the Business.

     2.11 Certain Practices. Neither the Seller nor any of its directors, officers or employees has, directly or indirectly, given or agreed to give (in connection, directly or indirectly, with respect to the Business) any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the Seller (or assist in connection with any actual or proposed transaction) which (i) could subject the

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Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could have an adverse effect on the Business.

     2.12 Compliance with Law. The Seller has complied in all material respects with and is not in default in any material respect under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services, including, without limitation, all applicable Environmental Laws (as defined in Section 2.20(e) hereof) and all applicable Employment Laws, that directly or indirectly impact or relate to the Business or the Transferred Assets. As used in this Section 2.12, "Employment Laws" means legal requirements relating to matters such as discrimination in employment or employment practices, unfair labor practices and occupational safety or health standards including, without limitation, the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq.; and the Workers Adjustment and Retaining Notification Act, 29 U.S.C. (S)(S) 2101 et seq.

     2.13 Licenses and Permits. Schedule 2.13 lists and describes all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, used in or otherwise necessary in the conduct of the Business, (collectively, the "Permits"). The Seller has complied in all material respects with all conditions and requirements imposed by the Permits and the Seller has not received any notice of, and has no reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. No other permits are necessary to operate the Business as currently conducted by Seller. The Seller owns or has the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no claim, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby, except as disclosed in Schedule 2.13.

     2.14 Labor and Employee Relations. The Seller is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees that are related to or impact the Business, and the Seller has no knowledge of any attempt to organize any of such employees by any person, unit or group seeking to act as their bargaining agent. There are no pending or, to the Seller's knowledge, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Seller in connection with the Business. The Seller has not experienced any work stoppages during the last three (3) years in connection with the Business.

     2.15 Employees. Set forth in Schedule 2.15 is a list of the names of the Seller's employees and consultants who work substantially full-time in connection with the Business, together with the title or job classification of each such person and the base annual and the total compensation paid to each such person by the Seller in the most recently completed fiscal year of the Seller. None of such persons has an employment agreement or understanding (including without limitation, non-competition, confidentiality, non-disclosure and assignment of inventions agreements), whether oral or written, with the Seller (an "Employment Related Agreement") which is not terminable on notice by the Seller or Buyer (after the Closing) without cost or other liability to the Buyer, and any Employment Related Agreements are listed on Schedule 2.15.
No person listed on Schedule 2.15 has indicated in writing (including by e-mail) that he or she intends to terminate his or her employment with the Seller or seek a material change in his or her duties or status, either as a result of the transactions contemplated by this Agreement or otherwise.

     2.16 Employee Benefits. Set forth on Schedule 2.16 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements to which employees of the Seller who work on, for or in connection with the Business participate ("Employee Plans"). The Seller will maintain the benefits listed on Schedule
2.16 in full force and effect through the Closing Date, and thereafter with respect to events occurring on or prior to the Closing. The Buyer shall have no obligation of any kind or nature for any compensation or benefits of any kind or nature of the employees or consultants of the Seller for services rendered prior to the Closing.

     2.17 Tangible Properties. Schedule 2.17 contains a true and complete list of all tangible personal property owned by or leased to the Seller that is used in, proposed to be used in, or otherwise allocated to the Business as it is currently conducted or proposed to be conducted (the "Tangible Personal Property"). The Seller has good and marketable title free and clear of all claims to the Tangible Personal Property listed as owned by the Seller, other than liens for taxes not yet due and payable. With respect to Tangible Personal Property leased by the Seller as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which the Seller may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. The Seller's possession and use of such property has not been disturbed and no claim has been asserted against the Seller adverse to its rights in such leasehold interests. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained, ordinary wear and tear excepted. During the past three (3) years, there has not been any material interruption of the operations of the Business due to the condition of any of the Tangible Personal Property.

     2.18 Owned Premises. The Seller does not own the real estate on which the Business is operated. The Transferred Assets do not include any real estate owned by the Seller or any of its Affiliates.

     2.19 Leased Premises. Schedule 2.19 sets forth a description of each parcel of real property leased by the Seller and used in the Business (the "Leased Parcel(s)"). The lease(s) covering the Leased Parcel(s) are in full force, convey the leased real estate purported to be conveyed thereunder, and are enforceable by the Seller. The Seller has the right to use the Leased Parcel(s) in accordance with the terms of such lease(s) free and clear of all claims or other interests or rights of third parties, except those which do not or would not have a material adverse effect on the Leased Parcel(s) as used in the Business. To the Seller's knowledge, each structure located on the Leased Parcel(s) is structurally sound, adequately maintained and is in good condition and repair consistent with the uses to which it is presently being put or intended to be put. To the Seller's knowledge, all structures, improvements and fixtures on the Leased Parcel(s) and the current uses of the Leased Parcel(s) conform to any and all applicable federal, state and local laws, building, health and safety and other ordinances, laws, rules and regulations. No notice from any governmental authority or other person has been received by the Seller claiming any violation of any such ordinance, law, rule or regulation, or requiring any substantial work, repairs, reclamation, construction, alterations or installation on or in connection with the Leased Parcel(s) or any structure, improvement or fixture thereon which has not been complied with or that any right of access or other right employed by the Seller is being modified or terminated. There is no violation of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of the Leased Parcel(s). There are no pending or, to the Seller's knowledge, threatened condemnation or similar proceedings or assessments affecting the Leased Parcel(s), nor to the Seller's knowledge is any such condemnation or assessment contemplated by any governmental authority.

     2.20 Environmental Matters.

     (a) The Seller and all premises occupied and used by the Seller in connection with the Business (the "Premises") are in compliance with all applicable Environmental Laws (as hereinafter defined), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, and local) relating to environmental matters. There is no, and Seller has not received any written notice of any, and to the Seller's knowledge it has not received any other notice of any, claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any Substances (as hereinafter defined) in connection with the Business or the Premises. No part of the premises occupied or used by the Seller has been listed or proposed for listing on the National Priorities List of the United States Environmental Protection Agency or any other such list.

     (b) No event has occurred or condition exists or operating practice is being employed (in connection with the Business or the Premises) that could give rise to liability on the part of the Seller, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses (including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal or response (other than monitoring transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

          (i) The handling, storage, use, transportation or disposal of any Substances in or near or from facilities or plants used by the Seller or its predecessors (in connection with the Business or the Premises);

          (ii) The handling, storage, use, transportation or disposal of any Substances by the Seller or its predecessors (in connection with the Business or the Premises) which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Seller or its predecessors (in connection with the Business or the Premises);

         (iii) Any intentional or unintentional emission, discharge or release of any Substances in or near or from facilities or plants of the Seller (used in connection with the Business or the Premises) into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities or plants (used in connection with the Business or the Premises) by or on behalf of the Seller or its predecessors; or

         (iv) The presence of any toxic or hazardous building materials (including but not limited to asbestos or similar substances) in any facilities or plants of the Seller (used in connection with the Business or the Premises), including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

     (c) The Seller has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local government body or agency ("Environmental Permits"), that are required in connection with the construction or operation of the facilities or plants of the Seller (used in connection with the Business), discharge or emission of Substances from such facilities or plants or the generation, treatment, storage, transportation, or disposal of any such Substances. Such Environmental Permits, which are listed and described in Schedule 2.20, are currently effective and sufficient for the ownership and operation of the facilities and plants and the operations of the Seller (used in connection with the Business) as currently conducted. The Seller is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to the Business or the Transferred Assets.

     (d) The Seller has delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Seller pertaining to Substances or hazardous activities in, on, or under the premises used by the Seller in connection with the Business, or concerning compliance with Environmental Laws by the Seller or any person or business entity for whose conduct the Seller is or may be held responsible in connection with the Business.

     (e) As used in this Section 2.20, (i) "Environmental Laws" means legal requirements designed to minimize, prevent, punish, or remedy the consequences of actions that damage or threaten the environment (including soil, land surface or subsurface strata, surface waters, ground waters, drinking supply, stream sediments, ambient air, plant and animal life, and any other environmental medium or environmental natural resource) or public health and safety and (ii) "Substances" means any substance that is at any time defined or listed in, or otherwise classified pursuant to any applicable Environmental Law or legal requirement or order, as a "hazardous substance", "hazardous materials", "hazardous air pollutant", "extremely hazardous substance", or " hazardous waste", "toxic substance", "toxic pollutant", or any other formulation intended to define, list or classify substances by reason of their potentially deleterious properties such as ignitability, flammability, corrosivity, reactivity, combustibility, dispersability, volatility, carcinogenicity, toxicity, reproductive toxicity, or "EP toxicity", including without limitation, asbestos, polychlorinated biphenyls and also including petroleum products, by-products and wastes or by-products associated with the extraction, refining or use of petroleum or petroleum products, whether or not listed or classified in any such Environmental Law, legal requirement or order.

     2.21 Insurance. The Seller is, and will be through the Closing, adequately insured with responsible insurers in respect of the Transferred Assets and its properties, assets and businesses relating to the Business against risks and in amounts normally insured against by companies in similar lines of business under similar circumstances. Schedule 2.21 correctly describes (by type, carrier, limits, and expiration date) the insurance coverage carried by the Seller with respect to the Transferred Assets or the Business, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing.

     2.22 Material Agreements. Schedule 2.22 sets forth a list of all existing contracts, agreements, work orders, commitments, licenses and franchises (collectively "Material Agreements"), whether written or oral, relating to the Transferred Assets or the Business. The Seller has delivered or made available to the Buyer true, correct and complete copies of all of the Material Agreements specified on Schedule 2.22 which are in writing, and Schedule 2.22 contains an accurate and complete description of all Material Agreements which are not in writing. The Seller has paid in full all amounts due as of the date hereof under each Material Agreement identified in Schedule 2.22 and will satisfy in full all of its liabilities and obligations thereunder when such liabilities and obligations are due. All of the Material Agreements described in Schedule 2.22 are in full force and effect. The Seller and, to the knowledge of the Seller, each other party thereto have performed all the obligations required to be performed by them to date, have received no written notice of default or, to the Seller's knowledge, any other notice of default and are not in default (with due notice or lapse of time or both) under any Material Agreement. The Seller has no present expectation or intention of not fully performing all its obligations under each Material Agreement, and the Seller has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Seller is a party. None of such Material Agreements has been terminated, no notice has been given by any party thereto of any alleged default by any party thereunder, and the Seller is not aware of any intention or right of any party to default another party to any such Material Agreement. There exists no actual or, to the knowledge of the Seller, threatened termination, cancellation or limitation of the business relationship of the Seller with any party to any such Material Agreement. None of the Seller's rights under any Material Agreement will be impaired by the consummation of the transactions contemplated hereby, and all of the rights of the Seller thereunder will be enforceable by the Buyer immediately after the Closing without the consent or agreement of any other party, except as set forth on Schedule 2.22.

     2.23. Intellectual Property. Schedule 2.23 sets forth a list of all patents and patent applications, as well as all material recipes, inventions, know-how, show-how, designs, trade secrets, copyrights, trademarks, tradenames, servicemarks, manufacturing processes, formulae, trade secrets, technology or the like, and all applications for any of the foregoing, (collectively

"Intellectual Property") owned, controlled, licensed, subject to license or used by the Seller and used, proposed to be used or allocated to the Business ("Business IP"), together in each case with a brief description of the nature of such right. All patents and trademarks listed in Schedule 2.23 are valid and in full force and all applications listed therein as pending have been prosecuted in good faith as required by law and are in good standing. The Seller has delivered or made available to the Buyer true and complete copies of all of such Intellectual Property rights to the extent embodied in any writing, including, without limitation, all applications, licenses, commitments and other agreements, including all amendments and supplements thereto and modifications thereof, and Schedule 2.23 includes a description of any such item that is not in writing. Neither the Seller nor its Affiliates has infringed the intellectual property rights of others in connection with the Business or the Transferred Assets. The Seller owns or possesses adequate licenses or other rights to use all Intellectual Property used by it or reasonably necessary to conduct the Business as conducted prior to the Closing or proposed to be conducted. After the Closing, without being transferred any of the Business IP, the Buyer shall be able to conduct the Business as it is currently conducted without violating the Business IP or other Intellectual Property. None of the Intellectual Property listed or described in Schedule 2.23 is involved in any interference or opposition proceeding, and there has been no written notice received by the Seller or any of its Affiliates that any such proceeding will hereafter be commenced. The Seller and its Affiliates have used all reasonable efforts to maintain the Business IP and to preserve their trade secrets and confidential or proprietary information relating to the Business and/or the Transferred Assets. The Seller does not have any basis for provoking or initiating an interference or opposition proceeding with respect to any Intellectual Property held or used by others, and does not have any basis for believing that any of the Intellectual Property listed in Schedule 2.23 is being infringed by others. Except as set forth on Schedule 2.23, to the best of the Seller's knowledge, none of the Seller's patents or patent applications related to the Business or Transferred Assets is involved in an interference. Except as described in
Schedule 2.23, the Seller has not granted any person or entity any right to use any of the Business IP for any purpose.

     2.24 Proprietary Information of Third Parties. No third party has claimed or to the best of Seller's knowledge has reason to claim that any person employed by or affiliated with the Seller in connection with the Business or the Transferred Assets has (a) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Seller's knowledge, no person employed by or affiliated with the Seller in connection with the Business or the Transferred Assets has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the Seller's knowledge, no person employed by or affiliated with the Seller has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Business, and the Seller has no reason to believe there will be any such employment or violation. To the best of the Seller's knowledge, none of the execution or delivery of this Agreement or any of the Related Agreements, the carrying on of the Business as officers, employees or agents by any agent, consultant or employee of the Business, or the conduct of the Business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     2.25 Significant Customers and Suppliers. Set forth on Schedule 2.25 is a list of the ten largest customers and ten largest suppliers (with sales to the Business in excess of $7,000) of the Business for the twelve months preceding October 31, 2001, together with the amount of sales or purchases attributable to such customers or suppliers expressed in dollars and as a percentage of total sales or purchases, as the case may be. Except as set forth on Schedule 2.25, no customer or supplier listed on Schedule 2.25 has terminated, materially reduced or, to the Seller's knowledge, threatened to terminate or materially reduce its purchases from or provision of products or services to the Seller.

     2.26 Governmental and Third Party Approvals. No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any other third party is or will be necessary for the valid execution, delivery and performance by the Seller of this Agreement.

     2.27 Title. Upon delivery to the Buyer of the Bill of Sale and the Transferred Licenses, the Buyer shall receive good and valid title to the Transferred Assets, free and clear of all liens, encumbrances, charges, rights, options, security interests, mortgages, restrictions, equities and claims of every kind.

     2.28 Sufficiency of Assets. The assets listed on Schedule 1.01 are all of the assets that are reasonably required to operate the Business consistent with past practice.

     2.29 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of the Seller in connection with this Agreement and any of the Related Agreements and the transactions contemplated hereby and thereby are true, complete and correct in all material respects. Neither this Agreement, nor any Related Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

            ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER
            ---------------------------------------------------------

     The Buyer represents and warrants to the Seller as follows:

     3.01 Organization. The Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Buyer's ability to purchase the Transferred Assets and the Business.

     3.02 Buyer Power and Authority. The Buyer has the corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other agreements, documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement, the Related Agreements and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Buyer. This Agreement, the Related Agreements and each of the other agreements, documents and instruments to be executed and delivered by Buyer have been, or when executed and delivered as contemplated herein will have been, duly executed and delivered by, and constitute the valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or other similar terms affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.03 Validity, Etc. Neither the execution and delivery of this Agreement, the Related Agreements and the other agreements, documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement, the Related Agreements and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of the Certificate of Incorporation or By-Laws of the Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iv) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

     3.04 No Broker or Finder. No broker, finder or other financial consultant has acted on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability.

                      ARTICLE IV - COVENANTS OF THE SELLER
                      ------------------------------------

     The Seller hereby covenants and agrees with the Buyer as follows:

     4.01 Best Efforts Cooperation. The Seller shall use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder and to consummate the transactions contemplated hereby as promptly as practicable, provided that the Seller shall not be obligated to pay any money or grant additional consideration in order to obtain any TP Approval.

     4.02 Access. Until the Closing, the Seller shall give the Buyer, its attorneys, accountants and other authorized representatives full access, upon reasonable terms and during regular business hours, to the Seller's offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information concerning the Business, the Transferred Assets and the persons employed by or doing business with the Seller in connection with the Business. Without limiting the generality of the foregoing, with the prior approval of the Seller, the Buyer or its representatives shall be permitted to visit customers and suppliers of the Business for the purposes of checking references and obtaining other information reasonably useful to the Buyer. In order that the Buyer may have full opportunity to make such examination and investigation as it may desire of the Business, the Seller will furnish the Buyer and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of the Seller to cooperate fully with the representatives of the Buyer in connection with such review and examination and to make full disclosure to the Buyer of all material facts affecting the Transferred Assets, the Business, the prospects of the Business and with respect to the Business only, the Seller's financial condition, business operations and properties; provided, however, that the Buyer will, through the Closing Date, hold the documents and information concerning the Seller and the Business confidential in accordance with Section 10.16 hereof. In addition to the foregoing, Seller agrees to provide, upon Buyer's request, in particular:

     (a) verification of receipts and expenses for calendar years 1998, 1999 and 2000 and accounts added or deleted since January 1, 2001 in connection with Buyer's determination of current levels of receipts;

     (b) verification of Business-related employees including wages and benefits paid; and

     (c)  site visits to all accounts related to the Business.

     4.03 Intentionally Left Blank.

     4.04 Compliance with Laws. Until the Closing, the Seller shall conduct the Business in compliance with all applicable laws, rules, regulations and orders.

     4.05 Keeping of Books and Records. Until the Closing, the Seller shall keep adequate records and books of account for the Business, in which accurate and complete entries will be made in accordance with past practice, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     4.06 Actions Prior to Closing. The Seller shall conduct the Business pending the Closing only in the ordinary and usual course of the Business consistent with past practice. Without limiting the generality of the foregoing, the Seller will not (with respect to the Business), except in the ordinary and usual course of the Business, without the prior written consent of the Buyer, (i) make any acquisition or disposition of assets, (ii) enter into any contract or release or relinquish any contract or other right, or (iii) enter into or renew any employment agreement with any employees or consultants or grant any increases in the compensation or benefits to, or agree to pay any bonus, severance or termination payment or other special compensation to any employees or consultants.

     4.07 Litigation. The Seller will promptly notify the Buyer of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by the Seller or its Affiliates, or against any employee, consultant or director of the Seller which claims relate to or impact the Business or the Transferred Assets.

     4.08 Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date (i) the Seller will conduct the Business in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business after the date hereof and none of which would have an adverse effect on the Transferred Assets or the properties, assets, operations or condition (financial or otherwise) or prospects of the Business and (ii) the Seller will advise the Buyer promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which is reasonably likely to cause any representations or warranty of the Seller to become untrue in any material respect.

     4.09 Obligations of Affiliates. Except as specifically set forth in this Agreement, on or before the Closing Date, the Seller will, and the Seller will cause its Affiliates to, (i) cause all debts, claims and other obligations owed or required to be performed by the Seller relating to the Business or Transferred Assets to any of its Affiliates, to be paid or discharged in full and (ii) terminate any ongoing agreements relating to the Business or Transferred Assets between it on the one hand and its Affiliates on the other, all without any expense to the Buyer (or any reduction in or impairment to the Transferred Assets) and so that following the Closing Date, Buyer shall have no obligations of any kind or nature to the Seller or its Affiliates except for those specified in this Agreement and the Related Agreements.

     4.10 Certain Taxes, Tax Returns.

     (a) All sales, use, transfer, filing, conveyance, bulk transfer, gross income, gross receipts, business and occupation, value added or gross income taxes or other taxes, duties, excises or governmental charges (except those on or measured by Seller's net income) ("Transactional Taxes") imposed by any taxing jurisdiction with respect to the sale, transfer or assignment of the Transferred Assets to the Buyer or otherwise on account of this Agreement or the transactions contemplated herein shall be borne equally by the Seller and Buyer. Buyer shall provide Seller with appropriate exemption certificates or direct pay certificates where possible. In the event either party shall be required to pay any Transactional Taxes of which the other party is liable, the latter party shall promptly reimburse the former party for its share of such Transactional Taxes. In the event any taxing jurisdiction subsequently determines that any additional Transactional Taxes (including interest and penalties) are due, Buyer and Seller shall bear equally such Transactional Taxes.

     (b) Seller shall be responsible for any taxes, including interest and penalties thereon, which are attributable to operation and ownership of the Transferred Asset for periods prior to the Closing. Buyer shall be responsible for taxes, including interest and penalties, attributable to periods following the Closing. Taxes requiring apportionment shall be prorated on the basis of the calendar or fiscal year covered by such taxes or otherwise on a mutually acceptable equitable basis. If Seller shall have paid taxes for which Buyer is responsible as aforesaid, of if Buyer shall pay any taxes for which Seller is responsible as aforesaid, appropriate adjustment will be made at or as reasonably practicable after the Closing.

     (c) Seller shall cause to be prepared and timely filed, at its sole expense, all of its required tax returns that relate to the Business or the Transferred Assets for all periods up to and including the Closing Date. Seller and Buyer shall cooperate regarding the filing of any tax returns that cover a period that includes the Closing Date. Property tax returns will be filed by the party that owns on the assessment date the property subject to the return.

     4.11 Payment of Liabilities. The Seller shall pay and satisfy in full (when due) all of its liquidated obligations and liabilities associated with the Business or the Transferred Assets (that are being assumed by the Buyer pursuant to this Agreement), of any nature whatsoever, which accrued prior to the Closing Date whether or not such obligations are due and payable as of or before the Closing Date, except for accrued taxes.

     4.12 No Negotiations. Until the later of January 30, 2002 or the written notice of termination of discussions between the Buyer and the Seller, or until the termination of this Agreement in accordance with its terms if earlier than January 30, 2002, neither the Seller nor any of its directors, officers, employees or representatives shall, directly or indirectly, initiate discussions with, engage in negotiations with, solicit offers from, or provide any information to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of any part of the Transferred Assets or the Business to any person or entity other than the Buyer; provided however, that the Seller may take such actions with respect to transferring its interest in and obligations under the Sublease and the Transferred Licenses in connection with the potential sale of the animal genotyping business of Celera AgGen.

     4.13 Solicitation or Hiring. Except to the extent permitted pursuant to
Section 5.02(c), during the time that this Agreement shall remain in effect and for a period of three years following the Closing, Seller agrees that neither the Seller, any of its subsidiaries, nor any of their respective officers, directors or agents shall take any action, formal or informal, direct or indirect, to (i) solicit the employment or engagement of any of Buyer's employees, consultants or independent contractors, (ii) hire or engage the employees and consultants listed on Schedule 2.15, or (iii) solicit, induce,
                                    -------------
entice or encourage any of Buyer's employees, consultants or independent contractors to terminate their relationship with Buyer.

     4.14 Employees. The Seller shall be solely responsible for all grievances, arbitrations, claims, demands or charges relating to the employment of employees by the Seller prior to the Closing, including, without limitation, any such grievances, arbitrations, claims, demands or charges whether now known or not yet made by any employees, bargaining agents or governmental agencies, which result from or arise out of (i) any event relating to such employment occurring prior to the time of Closing or (ii) any employment terminations by the Seller on account of the transactions contemplated by this Agreement. No employee or former employee of the Seller shall be construed to be a third party beneficiary under this Section 4.15.

     4.15 Use of Names. Until February 28, 2002, the Buyer may identify the Business as being formerly part of "PE AgGen" or "AgGen" (and any variation of such names). From and after March 1, 2002, except as consented to in writing by the Seller, neither the Buyer nor any Affiliate of the Buyer shall use the names "PE AgGen" or "AgGen" (or any variation of such names), nor any domain name, trade name, trademark, logo or service mark of the Seller, none of which are included in the Transferred Assets.

     4.16 Intentionally Left Blank.

     4.17 Transfer of Properties. The Seller shall not sell, lease, assign, transfer or otherwise dispose of any of the Property (as defined in the Shared Facilities Agreement) in which any portion of the Premises (as defined in the Sublease) or a Common Area (as defined in the Sublease) is located. The Seller shall not create or suffer to exist any Encumbrance (as defined in the Sublease) upon or with respect to any of the Property in which any portion of the Premises or a Common Area is located, other than Permitted Encumbrances (as defined in the Sublease) and any mortgage permitted in accordance with the terms and provisions of the Lease.

     4.18 Access. At any time and from time to time after the Closing Date, the Seller shall give access to the Buyer, its attorneys, accountants and authorized representatives, upon reasonable notice and at reasonable times, without further consideration and subject to reasonable confidentiality undertakings, to the business, financial and personnel records and the other documents, records and files relating to the Seller's conduct of the Business prior to the Closing Date that were not transferred to the Buyer on the Closing Date, for purposes of enabling the Buyer to conduct the Business as contemplated hereby, to defend or prosecute claims and to comply with applicable Federal, state and local laws.

     4.19 Confidentiality Agreements. As promptly as practicable after the Closing Date, and from time to time with respect to employees hired after the Closing Date, the Seller shall cause its employees who work in or have access to the Property to sign the Seller's standard form of confidentiality agreement.

     4.20 Certain Continuing Obligations Under Certain Assigned Contracts. At any time and from time to time after the Closing, the Seller shall comply with the requirement set forth in Schedule 4.20.
                             -------------

                       ARTICLE V - COVENANTS OF THE BUYER
                       ----------------------------------

     5.01 Cooperation. The Buyer shall use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder and to consummate the transactions contemplated hereby within thirty (30) days after the execution of this Agreement;

provided that the Buyer shall not be obligated to pay any money or grant additional consideration in order to obtain any TP Approvals.

     5.02 Hirees.

     (a) Prior to the Closing, Buyer shall offer employment to each of the persons listed on Table A of Schedule 2.15 (except for the employee referenced as EE# 100434 on such table) upon terms which (i) provide for the same base salary as in effect at the date of this Agreement, (ii) provide benefits consistent with those offered to employees of the Buyer of similar grade and responsibility, subject to eligibility requirements for such benefits, and (iii) provide similar or higher job responsibilities. No provision of this Section
5.02 shall create any third-party beneficiary rights in any person or organization, including without limitation, employees or former employees (or any beneficiaries or dependents thereof) of the Seller or any of its Affiliates, and trustees, administrators, participants or beneficiaries of any employee benefit plan or arrangement, including the currently existing plans of the Seller, and no provision of this Section 5.02 shall create third-party beneficiary rights in any such person or organization in respect of any benefits that may be provided, directly or indirectly, under any such employee benefit plan or arrangement. Also, no provision of this Section 5.02 shall be construed to mean that the Buyer must or shall employ or offer to employ the employees listed on Schedule 2.15 on anything other than an at-will basis.

     (b)  The Seller releases Buyer and each of the persons listed on Schedule
2.15 from any (i) claims for interference with prospective economic advantage, interference with contract, violation of any non-solicitation, non-hire, non-competition, assignment of inventions or similar agreement between the Seller and the Buyer, or any cause of action based on similar rights arising at common law or by statute or regulation, or (ii) causes of action arising out of or related to the obligations of any employee listed on Schedule 2.15 to the Seller, including without limitation, duties under any confidentiality, nondisclosure, noncompetition, assignment of inventions or similar agreements, which would otherwise be violated in connection with the Buyer's employment or solicitation for employment of any such employees, provided however, that the Seller does not so release the persons listed on Schedule 2.15 from causes of action arising out of breaches of their duties under confidentiality or nondisclosure agreements involving the misuse of confidential information about the Seller, it being understood that the good faith use of information after the Closing in furtherance of such employees' performance of their employment duties shall not constitute misuse.

     (c)  The parties agree to the provision set forth in Schedule 5.02(c).

               ARTICLE VI - CONDITIONS TO THE BUYER'S OBLIGATIONS
               --------------------------------------------------

     The obligation of the Buyer to issue the Common Shares and to consummate the other transactions contemplated hereby and in the Related Agreements is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

     6.01 Consents; Corporate Authority. All requisite governmental approvals and consents of third parties necessary for Sublease and the transfer of the Transferred Licenses shall have been obtained. All corporate actions necessary for the approval of the transactions contemplated hereby by the Seller shall have been taken by the Seller.

     6.02 Representations and Warranties True. All of the representations and warranties of the Seller contained in this Agreement or the Related Agreements, in the Disclosure Schedule or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date. On the Closing Date, the Seller shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, to such effect.

     6.03 Performance. The Seller shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date. On the Closing Date, the Seller shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this Article VI have been satisfied.

     6.04 No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date hereof.

     6.05 Existence/Continuance of Current Accounts. None of the Seller's accounts relating to the Business shall have notified the Seller of termination of services with the Seller prior to the Closing. On the Closing Date, the Seller shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, to such effect.

     6.06 Opinion of Counsel. The Buyer shall have received the opinion of Finn Dixon & Herling LLP, counsel to the Seller, in substantially the form attached hereto as Exhibit F.
          ---------

     6.07 Intentionally Left Blank.

     6.08 Employment Arrangements. The Buyer shall be satisfied in good faith that the number and identity of the employees listed on Schedule 2.15 who shall have accepted the Buyer's offer of post-Closing employment (consistent with Section 5.02) are sufficient to operate the Business consistent with past practice.

     6.09 Closing Documents. The Seller shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

     6.10 Related Agreements. Each of the Related Agreements shall have been duly executed and delivered by each of the parties thereto, shall be in full force and effect as of the Closing Date and enforceable in accordance with the respective terms thereof.

     6.11 Approval of the Buyer and Its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Seller hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.

              ARTICLE VII - CONDITIONS TO THE SELLER'S OBLIGATIONS
              ----------------------------------------------------

     The obligation of the Seller to transfer the Transferred Assets to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Seller in its sole discretion:

     7.01 Corporate Authority. All corporate actions necessary for the approval of the transactions contemplated hereby by the Buyer shall have been taken by the Buyer.

     7.02 Representations and Warranties to be True and Correct. All of the representations and warranties of the Buyer contained in this Agreement shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date. On the Closing Date, the Buyer shall have executed and delivered to the Seller a Certificate in form and substance satisfactory to the Seller and its counsel, to such effect.

     7.03 Performance. The Buyer shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date. On the Closing Date, the Buyer shall have executed and delivered to the Seller a Certificate in form and substance satisfactory to the Seller and its counsel, to such effect.

     7.04 Closing Documents. The Buyer shall have issued the Common Shares and all of the resolutions, certificates, documents and instruments required by this Agreement.

     7.05 Opinion of Counsel. The Seller shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Buyer, in substantially the form attached hereto as Exhibit G.
                                          ---------

     7.06 Related Agreements. Each of the Related Agreements shall have been duly executed and delivered by each of the parties thereto, shall be in full force and effect as of the Closing Date and enforceable in accordance with the respective terms thereof.

                         ARTICLE VIII - INDEMNIFICATION
                         ------------------------------

     8.01 Survival. All representations and warranties made by the Seller or Buyer contained in this Agreement, shall survive the Closing and shall expire on the date eighteen months after the Closing Date (the "Survival Date"), except that (a) claims, if any, asserted in writing prior to the Survival Date identified as a claim for indemnification pursuant to this Article VIII shall survive until finally resolved and satisfied in full, and (b) claims, if any, which are based upon fraud or criminal acts by the Seller, relate to title to the Transferred Assets or which assert tax liability shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to such date. All covenants and agreements contained herein shall survive until fully performed in accordance with their terms.

     8.02 Indemnification by Seller. The Seller shall indemnify, defend, and hold harmless the Buyer and its Affiliates (as such term is defined under Rule 405 of the Rules and Regulations of the Securities Act of 1933, as amended) and the respective officers, directors and employees of the foregoing, and their successors and assigns from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (the "Damages"), arising out of or in any manner incident, relating or attributable to:

     (a) Any inaccuracy in any representation or breach of warranty of the Seller contained in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications or any such qualifications contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule delivered by the Seller to the Buyer after the date of this Agreement and prior to Closing), any Related Agreement or in any certificate, instrument of transfer or other document or agreement executed by the Seller in connection with this Agreement or otherwise made or given in connection with this Agreement;

     (b) Any failure by the Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by them under this Agreement, any Related Agreement or under any certificates or other documents or agreements executed by the Seller in connection with this Agreement;

     (c) Liabilities or obligations of, or claims against, the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances relating to the Business existing at or prior to the Closing Date, whether or not such liabilities or obligations were known on such date or are set forth in the Disclosure Schedule, and any other liabilities and obligations of the Seller relating to the Business or the Transferred Assets not expressly assumed by Buyer; and

     (d) Liabilities or obligations of, or claims against, the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of (i) any failure of any Employee Plan to conform to, or the failure of the operation and administration of any Employee Plan to be in compliance with, all requirements of applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), (ii) any actions, suits or claims pending (other than routine claims for benefits) or threatened against any Employee Plan or against the assets of any Employee Plan and/or (iii) any failure by the Seller to comply with (through the Closing Date) all applicable notice and continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder.

     (e) Liabilities or obligations of, or claims against, the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of the Seller's breach of its obligations under any Material Agreements after the Closing Date.

     8.03 Indemnification by Buyer. The Buyer shall indemnify, defend, and hold harmless the Seller and its Affiliates and the respective officers, directors and employees of the foregoing, and their successors and assigns from, against and with respect to any Damages arising out of or in any manner incident, relating or attributable to:

     (a) Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement (without giving effect to any material adverse effect or other materiality qualifications or any such qualifications contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to any disclosure schedules of the Buyer hereto delivered by the Buyer to the Seller after the date of this Agreement and prior to Closing);

     (b) Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement;

     (c) Liabilities or obligations of, or claims against, the Seller (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business after the Closing Date (except to the extent such Liabilities, obligations or claims are the result of the Seller's acts or omissions of required actions after the Closing Date); and

     (d) Liabilities or obligations of, or claims against, the Seller (whether absolute, accrued, contingent or otherwise) relating to, or arising out of the Buyer's breach of its obligations under any Material Agreements after the Closing Date.

     8.04 Claims for Indemnification. In the event of the occurrence of any event which any party asserts is an indemnifiable event pursuant to this Article VIII, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the indemnifying party (the "Indemnifying Party"), specifying in detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder. If such event involves the claim of any third party the Indemnifying Party shall have the right to control the defense or settlement of such claim, provided, however, that (a) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party, (c) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, and shall assume all expense with respect to the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this Section 8.03(c), and (d) if the Indemnifying Party is entitled but fails to assume control over the defense of a claim as provided in this Section 8.03, provided that the Damages associated with such claim are covered by the indemnity provisions of Section 8.02, the Indemnified Party shall have the right to defend such claim, provided further that the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnifying Party.

     In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VIII, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

     8.05 Limitations on Indemnification.

     (a) The Seller shall not be liable under Section 8.02 above, and the Buyer shall not be liable under Section 8.03 above, unless the aggregate amount of Damages suffered by the Indemnified Parties under Section 8.02 or the aggregate amount of Damages suffered by the Indemnified Parties under 8.03, respectively, exceeds $50,000 (at which point the Indemnifying Party will be obligated to indemnify the Indemnified Party from and against Damages in respect of such claim only to the extent that the aggregate of all such claims exceeds $50,000).

     (b) In the event that the Seller shall be obligated to indemnify the Buyer pursuant to this Article VIII, the Seller shall be entitled, but not required, to satisfy such indemnification obligation, in whole or in part, by returning to the Buyer that number of Common Shares as is equal in value to the aggregate amount of Damages in respect of which the Seller chooses to satisfy with. For the purpose of calculating the value of the Common Shares to be returned to the Buyer pursuant to this Section 8.05(b), the value of each Common Share so returned shall be deemed to be $4.9709. To the extent the Seller does not so satisfy any indemnification obligations by returning Common Shares, the Seller shall satisfy such indemnification obligations with cash.

     (c) In no event shall the Seller or the Buyer be entitled to recover consequential damages. Except with respect to claims, if any, which are based upon fraud or criminal acts by the Seller, relate to title to the Transferred Assets or which assert tax liability, in no event shall the Seller or the Buyer be liable for indemnification pursuant to this Article VIII for Damages in excess of $2,100,000.

     (d) Notwithstanding the foregoing, the limitations set forth in Section 8.05(a), (b) and (c) shall not apply to Damages to the Buyer, or Liabilities or obligations of, or claims against, the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, (i) the Seller's breach of its agreement in Section 2.22 to satisfy in full its liabilities and obligations under Material Agreements when such liabilities and obligations are due and (ii) the Seller's breach of its agreement in Section 4.11 to pay and satisfy and full (when due) all of its liquidated obligations and liabilities associated with the Business or the Transferred Assets.

                            ARTICLE IX - TERMINATION
                            ------------------------

     9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

     (a)  By mutual written consent duly authorized by the Buyer and the Seller;

     (b)  By the Buyer or the Seller if:

          (i) Any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, provided that this Agreement shall not be terminated pursuant to this paragraph unless the party terminating this Agreement has utilized its reasonable best efforts to oppose the issuance of such order, decree or ruling or the taking of such action; or

          (ii) The Closing has not occurred on or prior to January 30, 2002 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement; or

     (c) By the Buyer if:

          (i) Any of the conditions set forth in Article VI hereof has become incapable of fulfillment for any reason other than a breach by the Buyer hereunder and shall not have been waived by the Buyer; or

          (ii) If in the Buyer's good faith judgment there is any inaccuracy in any representation or breach of any warranty of the Seller contained herein, or any failure by the Seller to perform any commitment, covenant or condition contained in this Agreement, or there exists any error, misstatement or omission with regard to any of the Exhibits, the Disclosure Schedule or other documents referred to herein; or

     (d) By the Seller if:

          (i) Any of the conditions set forth in Article VII hereof has become incapable of fulfillment for any reason other than a breach by the Seller hereunder and shall not have been waived by the Seller; or

          (ii) The Closing has not occurred on or prior to January 30, 2002 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement.

     Upon the occurrence of any of the events specified in this Section 9.01 (other than Subsection (a) hereof), written notice of such event shall forthwith be given to the other party to this Agreement, whereupon this Agreement shall terminate.

     9.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.01, all obligations of the parties hereunder shall cease, provided, however, that (i) the provisions of Articles IX and X shall survive such termination and (ii) nothing herein shall limit the remedies of any party with respect to any breach of this Agreement by any other party.

                            ARTICLE X - MISCELLANEOUS
                            -------------------------

     10.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Seller:       PE Corporation (NY)
                             Celera Genomics Group
                             45 West Gude Drive
                             Rockville, MD 20850
                             Attention:  President
                             cc:  Legal Department
                             Fax:  (240) 453-3460

                             PE Corporation (NY)
                             301 Merritt
                             Norwalk, CT 06851
                             Attention:  Corporate Secretary
                             Fax:  (203) 840-2910

     with a copy to:         Finn Dixon & Herling LLP
                             One Landmark Square
                             Stamford, CT 06901
                             Attn: Michael J. Herling
                             Fax No.: (203) 348-5777

     If to the Buyer, to:    Paradigm Genetics, Inc.
                             108 Alexander Drive
                             P.O. Box 14528
                             Research Triangle Park., NC  27709-4528
                             Fax. No.:  (919) 544-8193
                             Attn:  Chief Executive Officer

     with a copy to:         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                             Boston, MA 02111
                             Attn:  Jeffrey M. Wiesen
                             Fax No.:  (617) 542-2241

     All notices, requests, consents and other communications hereunder shall be deemed to have been received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

     10.02 Entire Agreement. This Agreement together with the Exhibits and Schedules hereto, the Related Agreements and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     10.03 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     10.04 Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     10.05 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries or Affiliates of the Buyer.

     10.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     10.07 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

     10.08 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the courts of The Commonwealth of Massachusetts, the State of New York or of the United States of America located in The Commonwealth of Massachusetts or the State of New York. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 10.01 hereof and irrevocably waive any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 10.08 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

     10.09 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     10.10 Interpretation. The parties hereto acknowledge and agree that (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement (except with respect to the Disclosure Schedule which is the sole responsibility of the Seller and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and
(iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. References herein to the "knowledge" of the Seller refer to the actual knowledge of its officers, William Tucker and Ugo DeBlasi, as well as the knowledge that such persons would have after reasonable due inquiry of the relevant matters (regardless of whether such reasonable inquiry was actually performed). References herein to the "knowledge" of the Buyer refer to the actual knowledge of its officers, as well as the

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knowledge that such persons would have after reasonable due inquiry of the relevant matters (regardless of whether such reasonable inquiry was actually performed).

     10.11 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     10.12 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

     10.13 Reliance. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

     10.14 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement, the Related Agreements and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     10.15 Publicity. No party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other party, except as may be required by law.

     10.16 Confidentiality. Each party acknowledges and agrees that any information or data it has acquired from the other party, not otherwise properly in the public domain, was received in confidence. Each party hereto agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof, including any trade or business secrets of the disclosing party and any technical or business materials that are treated by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business, servicing clients, client relations, and of pricing and making charge for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed by or for the disclosing party; names of suppliers, personnel, customers, clients and potential clients; negotiations or other business contacts with suppliers, personnel, customers, clients and potential clients; form and content of bids, proposals and contracts; the disclosing party's

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internal reporting methods; technical and business data, documentation and drawings; software programs, however embodied; manufacturing processes; inventions; diagnostic techniques; and information obtained by or given to the disclosing party about or belonging to third parties.

     10.17 Trade Shows. The Seller and the Buyer agree and understand that, whether or not the transactions contemplated by this Agreement have been consummated (until such time as this Agreement is terminated pursuant to Article
IX), the Buyer will be representing the Business at trade shows on December 4-5, 2001 and February 4-5, 2002 (the "Trade Shows"), will be advertising its acquisition of the Business at the Trade Shows, and will be conducting itself at the Trade Shows as though the transactions contemplated by this Agreement have been consummated, and will perform marketing activities with respect to the Business before and after the Trade Shows. Notwithstanding the foregoing, the Buyer shall not be authorized to create contractual obligations on behalf of the Seller without the Seller's consent, though the Buyer may enter into contractual obligations on behalf of the Seller with the prior consent of the Seller. In the event that this Agreement is terminated pursuant to the terms of this Agreement, the Seller agrees that it will not sue the Buyer or otherwise hold responsible the Buyer for (i) its conduct at the Trade Shows (as long as such conduct is not unlawful and does not involve willful misconduct), (ii) its related marketing activities (as long as such activities are not unlawful and do not involve willful misconduct), or (iii) creating contractual obligations on behalf of the Seller with the Seller's consent; provided however, that the Seller may hold the Buyer responsible if the Buyer enters into contractual obligations on behalf of the Seller without the Seller's consent.

     10.18 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal of the date first above written.

                                      BUYER

                                           PARADIGM GENETICS, INC.


                                           By: /s/ John A. Ryals
                                               --------------------------
                                           Name:  John A. Ryals
                                           Title: Chief Executive Officer

                                      SELLER

                                           PE CORPORATION (NY)


                                           By: /s/ Peter Barrett
                                               --------------------------
                                           Name:  Peter Barrett
                                           Title: Executive Vice President and
                                                  Chief Business Officer





TRA 1647936v1

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